UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

TEBS Residual Financing

On November 1, 2023, Greystone Housing Impact Investors LP (the “Partnership”), entered into various agreements relating to a new long-term financing facility (the “TEBS Residual Financing Facility”) through the securitization of the Partnership’s residual interest in three of its Tax Exempt Bond Securitizations pursuant to Freddie Mac’s Tax-Exempt Bond Securitization program (the “TEBS Financing(s)”). Upon closing, the Partnership received gross proceeds of approximately $61.5 million, of which approximately $1.1 million was used to pay transaction-related costs.

The Wisconsin Public Financing Authority (the “Issuer”) and Wilmington Trust, National Association (the “Trustee”) created the TEBS Residual Financing Facility, with the Partnership designated as the sponsor (the “Sponsor”). The Partnership then sold its Class B Freddie Mac Multifamily Variable Rate Certificates associated with its existing M31 TEBS Financings and its Class B Freddie Mac Multifamily Fixed Rate Certificates associated with its existing M33 and M45 TEBS Financings (collectively, the “Class B Certificates”) to the TEBS Residual Financing Facility. The Issuer then issued senior Class B-1 Affordable Housing Multifamily Certificates (“Class B-1 Certificates”) in the stated amount of approximately $61.5 million and residual Class B-2 Affordable Multifamily Certificates (“Class B-2 Certificates”) in the stated amount of approximately $20.5 million. The Class B-1 Certificates were purchased by Jefferies LLC (the “Initial Purchaser”) which then sold the Class B-1 Certificates to unaffiliated investors. The Class B-2 Certificates were retained by the Partnership. The Class B-1 Certificates and Class B-2 Certificates represent interests in a partnership for tax purposes.

For financial reporting purposes, the Class B-1 Certificates are considered a secured financing of the Partnership. Debt service on the Class B-1 Certificates is payable from the cash flows from the underlying Class B Certificates. The holders of the Class B-1 Certificates are entitled to interest at a fixed rate of 7.125% per annum, payable monthly, and 100% of principal payments on the Class B Certificates until the stated amount of the Class B-1 Certificate is reduced to zero. The Partnership, as the Class B-2 Certificate holder, is not entitled to receive interest payments on the Class B-2 Certificates at any particular rate but will be entitled to remaining cash flows after payment of principal and interest due on the Class B-1 Certificates and payment of a trustee fee equal to 0.03% per annum.

The term of the Class B-1 Certificates will end at the earlier of (i) repayment of the entire stated amount of the Class B-1 Certificates, and (ii) July 25, 2034. The Partnership has the option to terminate the TEBS Residual Financing Facility and repay all remaining amounts outstanding on the Class B-1 Certificates on or after October 1, 2029.

At closing, the Partnership was designated as the administrator (“Administrator”) of the TEBS Residual Financing Facility, which gives the Partnership certain rights and responsibilities. The Administrator will be paid an administrator fee of 0.07% per annum, however, no administrator fee is payable so long as the Partnership or an affiliate of the Partnership is the Administrator.

Though the Partnership has sold the Class B Certificates to the TEBS Residual Financing Facility, the Partnership has retained its obligations under certain Limited Support Agreements between the Partnership and Freddie Mac, whereby the Partnership will reimburse Freddie Mac for certain expenses, including payments made by Freddie Mac under its guaranty of the TEBS Financings due to a breach of the representations and warranties made by the Partnership when the Class B Certificates were issued.

The following is a brief description of the principal agreements affecting the rights and obligations of the Partnership in connection with the TEBS Residual Financing Facility. Each of the following documents is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Each such description is qualified in its entirety by reference to the full text of the document so described.

Portfolio Purchase Agreement

Under the Portfolio Purchase Agreement between the Partnership and the Issuer, the Partnership sold and conveyed the Class B Certificates to the Issuer for the purchase price of approximately $82.0 million. Upon closing, the Issuer delivered to the Partnership $61.5 million in cash and the Class B-2 Certificates. The Portfolio Purchase Agreement contains various representations by the Issuer and the Partnership. The Portfolio Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Trust Agreement

Under the Trust Agreement, the Issuer issued the Class B-1 Certificates and Class B-2 Certificates which are payable solely from the distributions on the Class B Certificates. The Trust Agreement includes various terms, including, but not limited to: (i) management of the Class B Certificates, Class B-1 Certificates, and the Class B-2 Certificates; (ii) distributions of cash flows; (iv) various income tax matters; (iii) the duties of the Administrator; and (v) the rights and responsibilities of the Trustee. The Trust Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Administration Agreement

The Administration Agreement between the Partnership, the Trustee, and the Issuer restates the obligations of the Administrator set out in the Trust Agreement. Specifically, the Administration Agreement gives the Administrator the obligation to make all normal business decisions and give any directions requested in connection with the Class B Certificates. The Administration Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Taxable Secured Notes 2022 Series A Repayment

The Partnership used approximately $57.9 million of proceeds from the TEBS Residual Financing Facility transaction described above to make a partial repayment of the outstanding principal and accrued interest of the Taxable Secured Notes 2022 Series A (the “Secured Notes”) issued by a subsidiary of the Partnership. Upon repayment, the security interests the Partnership had given in the entities that previously owned the Class B Certificates were terminated. The partial redemption was completed at par value plus accrued interest. After the partial prepayment, the Secured Notes had an outstanding principal balance of approximately $20.3 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the TEBS Residual Financing Facility and Secured Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation of the Partnership or an obligation under an off-balance sheet arrangement of the Partnership.

Item 8.01 Other Events.

On November 6, 2023, the Partnership issued a press release announcing the closing of the TEBS Residual Financing Facility, a copy of which is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Portfolio Purchase Agreement dated November 1, 2023 between Greystone Housing Impact Investors LP and Public Finance Authority.
10.2	Trust Agreement dated November 1, 2023 between Public Finance Authority and Wilmington Trust, National Association.
10.3	Administration Agreement dated November 1, 2023 by and among Wilmington Truust, National Association, Public Finance Authority, and Greystone Housing Impact Investors LP.
99.1	Press Release dated November 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	November 6, 2023	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer